UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2022

Outbrain Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40643	20-5391629
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

111 West 19th Street

New York, NY 10011

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (646) 859-8594

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	OB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On November 22, 2021, Outbrain Inc., a Delaware corporation (“Outbrain”), announced that it entered into a definitive agreement, dated November 19, 2021, by and among Outbrain and the shareholders of video intelligence AG, a stock corporation incorporated under the laws of Switzerland (“vi intelligence”), to purchase from such shareholders all of the share capital of vi intelligence. On January 11, 2022, Outbrain announced the successful completion of its acquisition of vi intelligence. On January 11, 2022, Outbrain will publish a blog post regarding the acquisition which will be available at https://www.outbrain.com/blog/.

The information provided under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

OUTBRAIN INC.

Date: January 10, 2022	By:	/s/ David Kostman
Name: David Kostman
Title: Co-Chief Executive Officer